Subsidiaries of Franklin Street Partners Limited Partnership

Name                                              Jurisdiction of Organization
----                                              ----------------------------

FSP Investments LLC                               Massachusetts

FSP Property Management LLC                       Massachusetts

FSP Holdings LLC                                  Delaware

Essex Lane Associates Limited
Partnership                                       Massachusetts

FSP Apartment Properties Limited
Partnership                                       Massachusetts

FSP Austin N.W. Limited Partnership               Massachusetts

FSP Blue Ravine Limited Partnership               Massachusetts

FSP Bollman Place Limited Partnership             Massachusetts

FSP Gateway Crossing Limited Partnership          Massachusetts

FSP Hillview Center Limited Partnership           Massachusetts

FSP Lyberty Way Limited Partnership               Massachusetts

FSP North Andover Office Park Limited
Partnership                                       Massachusetts

FSP Park Seneca Limited Partnership               Massachusetts

FSP Piedmont Center Limited Partnership           Massachusetts

FSP Santa Clara Limited Partnership               Massachusetts

FSP Silverside Plantation Limited
Partnership                                       Massachusetts

FSP Southfield Centre Limited
Partnership                                       Massachusetts

FSP Telecom Business Center Limited
Partnership                                       Massachusetts

FSP Weslayan Oaks Limited Partnership             Massachusetts

One Technology Drive Limited Partnership          Massachusetts